Please detach along perforated line and mail in the envelope provided.

20151222

NEWTEK BUSINESS SERVICES CORP.

ELECTION FORM IN CONNECTION WITH DIVIDEND PAYABLE ON DECEMBER 31, 2015

ELECTIONS MUST BE INDICATED WITH AN "X" IN BLACK OR BLUE INK.

Prior to making an election, please read carefully and in its entirety the Notice of Dividend Election from Newtek Business Services Corp., dated November 23, 2015, as all elections are subject to the terms of the dividend as described in the accompanying Notice of Dividend Election.

PLEASE MARK YOUR ELECTION IN BLUE OR BLACK INK AS SHOWN HERE. X
(YOU MAY CHECK ONLY ONE BOX)

OPTION 1
STOCK ELECTION
I ELECT TO RECEIVE SHARES OF NEWTEK BUSINESS SERVICES CORP. COMMON STOCK (INCLUDING CASH IN LIEU OF FRACTIONAL SHARES OF COMMON STOCK) ☐

OPTION 2
CASH ELECTION
I ELECT TO RECEIVE CASH, SUBJECT TO PRORATION AND CASH LIMIT ☐

ALL SHARES OF NEWTEK BUSINESS SERVICES CORP. COMMON STOCK WILL ONLY BE ISSUED IN BOOK-ENTRY FORM.
IF YOU DO NOT TIMELY RETURN A PROPERLY COMPLETED ELECTION FORM YOU WILL BE DEEMED TO HAVE MADE THE CASH ELECTION, SUBJECT TO PRORATION AND CASH LIMIT.

Stock Owner sign here	Date
Co-Owner sign here	Date

NOTE: PLEASE COMPLETE, SIGN, DATE AND DELIVER THIS CERTIFICATE TO AMERICAN STOCK TRANSFER & TRUST COMPANY IN THE ENCLOSED ENVELOPE BY NO LATER THAN 5:00 P.M., EASTERN STANDARD TIME, ON DECEMBER 22, 2015. AT ANY TIME BEFORE SUCH DATE AND TIME, YOU MAY CHANGE YOUR ELECTION BY TIMELY DELIVERY TO AMERICAN STOCK TRANSFER & TRUST COMPANY OF A PROPERLY COMPLETED AND LATER-DATED ELECTION FORM.

22222